UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Value Opportunities Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Value Opportunities Fund, Inc.

This is to inform you that the BlackRock Value Opportunities Fund, Inc.’s (the “Fund”) reconvened Special Meeting of Shareholders has been adjourned to Monday, October 30, 2017, to be held at the offices of BlackRock Advisors, LLC (“BlackRock”), 1 University Square Drive, Princeton, New Jersey 08540-6455 at 3:30 p.m. (Eastern Time). We are pleased to report that the shareholder response has been sizeable, however, the Fund requires a higher level of shareholder participation in order to complete the shareholder meeting objectives.

We are disappointed we have not yet received your proxy vote. Mutual fund regulations require a certain level of shareholder participation, and as one of our valued shareholders, your participation in the voting process is still needed to reach the participation levels required to approve the proposals.

What is a Proxy?

A proxy is the legal authority or means to permit a shareholder’s vote to be registered without the need for the shareholder to be present at the annual or special shareholder meeting. You may easily cast your vote by proxy via mail, phone or online and have it counted at the meeting.

Why am I receiving this Proxy?

Like other U.S. mutual funds, BlackRock funds periodically hold shareholder meetings when shareholder approval is needed for certain matters affecting the funds. For the upcoming shareholder meeting, shareholders are being asked to approve the proposals which will provide greater flexibility for the Fund to take advantage of and respond to market developments and trends by amending the Fund’s investment objective and amending or eliminating certain of the Fund’s investment restrictions.

By voting your shares promptly, you will help reduce the Fund’s proxy costs and will eliminate your receipt of additional follow-up phone calls and additional mailings urging you to cast your vote.

Voting is quick and easy.

Your vote is very important. Note: If you are receiving this reminder, your financial advisor cannot vote on your behalf.

Your Investment. Your Vote.

✓	Vote Online
✓	Vote by Phone
✓	Vote by Mail

We greatly appreciate your time and your investment in the BlackRock mutual funds.

If you have any questions concerning the proposals or would like to cast your vote with a live proxy voting specialist, please feel free to contact Broadridge Financial Solutions, toll free at 1-855-973-0098.

VO_ADJ_BFS

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Value Opportunities Fund, Inc.

This is to inform you that the BlackRock Value Opportunities Fund, Inc.’s (the “Fund”) reconvened Special Meeting of Shareholders has been adjourned to Monday, October 30, 2017, to be held at the offices of BlackRock Advisors, LLC (“BlackRock”), 1 University Square Drive, Princeton, New Jersey 08540-6455 at 3:30 p.m. (Eastern Time). We are pleased to report that the shareholder response has been sizeable, however, the Fund requires a higher level of shareholder participation in order to complete the shareholder meeting objectives.

We are disappointed we have not yet received your proxy vote. Mutual fund regulations require a certain level of shareholder participation, and as one of our valued shareholders, your participation in the voting process is still needed to reach the participation levels required to approve the proposals.

What is a Proxy?

A proxy is the legal authority or means to permit a shareholder’s vote to be registered without the need for the shareholder to be present at the annual or special shareholder meeting. You may easily cast your vote by proxy via mail, phone or online and have it counted at the meeting.

Why am I receiving this Proxy?

Like other U.S. mutual funds, BlackRock funds periodically hold shareholder meetings when shareholder approval is needed for certain matters affecting the funds. For the upcoming shareholder meeting, shareholders are being asked to approve the proposals which will provide greater flexibility for the Fund to take advantage of and respond to market developments and trends by amending the Fund’s investment objective and amending or eliminating certain of the Fund’s investment restrictions.

By voting your shares promptly, you will help reduce the Fund’s proxy costs and will eliminate your receipt of additional follow-up phone calls and additional mailings urging you to cast your vote.

Voting is quick and easy.

Your vote is very important. Note: If you are receiving this reminder, your financial advisor cannot vote on your behalf.

Your Investment. Your Vote.

✓	Vote Online
✓	Vote by Phone
✓	Vote by Mail

We greatly appreciate your time and your investment in the BlackRock mutual funds.

If you have any questions concerning the proposals, please feel free to contact Computershare Fund Services, the Fund’s proxy solicitor engaged by the Fund to solicit and tabulate votes, toll free at 1-866-704-4427.

VO_ADJ_CFS